Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.

A special meeting of shareholders of the ING Value Choice Fund was held on March 14, 2013, to approve an Agreement and Plan of Reorganization by and between Value Choice Fund and ING Large Cap Value Fund ("Large Cap Value Fund"), providing for 1) the reorganization of Value Choice Fund with and into Large Cap Value Fund, and 2) to approve a new sub-advisory agreement between ING Investments, LLC, the investment advisor to Value Choice Fund and ING Investment Management Co. LLC, Value Choice Fund's current interim sub-adviser and proposed sub-adviser.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	7,285,233.917	163,476.383	452,620.607	0.000	7,901,330.907
2	7,239,741.437	186,673.245	474,916.225	0.000	7,901,330.907

The proposals did not pass and the meeting was adjourned to April 11, 2013.

2.

A special meeting of shareholders of the ING Value Choice Fund was held on April 11, 2013, to approve an Agreement and Plan of Reorganization by and between Value Choice Fund and ING Large Cap Value Fund ("Large Cap Value Fund"), providing for 1) the reorganization of Value Choice Fund with and into Large Cap Value Fund, and 2) to approve a new sub-advisory agreement between ING Investments, LLC, the investment advisor to Value Choice Fund and ING Investment Management Co. LLC, Value Choice Fund's current interim sub-adviser and proposed sub-adviser.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	8,930,856.413	196,414.569	780,031.935	0.000	9,907,302.917
2	8,872,657.437	220,094.608	814,550.872	0.000	9,907,302.917

The proposals passed.

3.

A special meeting of shareholders of the ING Equity Trust was held on May 13, 2013 to elect 13 nominees to the Board of Trustees of ING Equity Trust.

	For All	Withold All	For all Except	Broker non- vote	Total Shares Voted
Colleen D. Baldwin	139,936,518.159	2,279,819.350	0.000	0.000	142,216,337.509
John V. Boyer	139,942,146.390	2,274,191.119	0.000	0.000	142,216,337.509
Patricia W. Chadwick	139,954,944.396	2,261,393.113	0.000	0.000	142,216,337.509
Albert E. DePrince, Jr.	139,891,947.101	2,324,390.408	0.000	0.000	142,216,337.509
Peter S. Drotch	139,917,699.966	2,298,637.543	0.000	0.000	142,216,337.509
J. Michael Earley	139,928,908.474	2,287,429.035	0.000	0.000	142,216,337.509
Martin J. Gavin	139,931,892.993	2,284,444.516	0.000	0.000	142,216,337.509
Russell H. Jones	139,935,094.810	2,281,242.699	0.000	0.000	142,216,337.509
Patrick W. Kenny	139,932,152.051	2,284,185.458	0.000	0.000	142,216,337.509
Shaun P. Mathews	139,948,868.446	2,267,469.063	0.000	0.000	142,216,337.509
Joseph E. Obermeyer	140,483,499.690	1,732,837.819	0.000	0.000	142,216,337.509
Sheryl K. Pressler	140,516,551.647	1,699,785.862	0.000	0.000	142,216,337.509
Roger B. Vincent	140,494,975.960	1,721,361.549	0.000	0.000	142,216,337.509

The proposal passed.

4.

A special meeting of shareholders of ING Growth Opportunities Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a managers-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining approval of the Fund's shareholders; and 4) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	1,505,162.048	69,159.659	91,941.59	417,098.19	2,083,361.487
2	1,502,561.802	71,005.744	92,695.753	417,098.188	2,083,361.487
3	1,487,778.688	84,143.035	94,341.575	417,098.189	2,083,361.487
4	1,481,087.048	91,035.443	94,140.807	417,098.189	2,083,361.487

The proposals passed.

5.

A special meeting of shareholders of ING Large Cap Value Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-

advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	31,756,445.784	427,935.884	294,837.059	5,506,139.025	37,985,357.752
2	31,744,783.112	425,672.875	308,762.990	5,506,138.775	37,985,357.752
3	31,546,878.538	612,280.815	320,059.624	5,506,138.775	37,985,357.752

The proposals passed.

6.

A special meeting of shareholders of ING Mid Cap Value Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 2) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	23,122,974.583	0.000	0.000	0.000	23,122,974.583
2	23,122,974.583	0.000	0.000	0.000	23,122,974.583

The proposals passed.

7.

A special meeting of shareholders of ING MidCap Opportunities Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	16,610,239.204	1,009,447.100	1,055,670.924	2,133,951.440	20,809,308.668
2	16,216,511.873	1,404,388.745	1,054,456.360	2,133,951.690	20,809,308.668
3	15,112,800.733	2,403,593.415	1,158,963.079	2,133,951.441	20,809,308.668

The proposals did not pass and were adjourned to June 13, 2013.

8.

A special meeting of shareholders of ING Real Estate Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 2) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	34,340,392.451	266,964.317	491,818.519	7,735,372.477	42,834,547.764
2	33,550,896.009	1,041,864.206	506,414.822	7,735,372.727	42,834,547.764

The proposals passed.

9.

A special meeting of shareholders of ING SmallCap Opportunities Fund was held on May 13, 2013 to 1) approve a new investment advisory agreement for the Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; 3) approve a managers-of-managers policy with respect to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining approval of the Fund's shareholders; and 4) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	1,835,288.549	50,896.124	45,521.976	393,229.734	2,324,936.383
2	1,827,172.952	59,775.902	44,757.545	393,229.984	2,324,936.383
3	1,810,134.684	76,030.836	45,541.129	393,229.734	2,324,936.383
4	1,799,045.336	88,145.792	44,515.271	393,229.984	2,324,936.383

The proposals did not pass, and the meeting was adjourned to June 13, 2013.